EXHIBIT 10.1

                             Joint Filing Agreement


         Agreement dated as of January 15, 1999, among MDB Capital Group LLC, Christopher A. Marlett, James D. Bowyer and Anthony DiGiandomenico (collectively, the "Parties").

         Each of the Parties hereto represents to the other Parties that it is eligible to use Schedule 13D to report its beneficial interest in shares of common stock, $.01 par value per share, of Orion Acquisition Corp. II. owned of record by the MDB Capital Group LLC ("Schedule 13D") and it will file the
Schedule 13D on behalf of itself.

         Each of the Parties agrees to be responsible for the timely filing of the Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Parties to the extent it knows or has reason to believe that any information about the other Parties is inaccurate.



                                         MDB Capital Group LLC

                                         /s/ Christopher A. Marlett
                                         ---------------------------
                                         By: Christopher A. Marlett
                                             Authorized Signatory


                                         /s/ Christopher A. Marlett
                                         ------------------------------
                                             Christopher A. Marlett


                                         /s/ James D. Bowyer
                                         ------------------------------
                                             James D. Bowyer


                                         /s/ Anthony DiGiandomenico
                                         ------------------------------
                                             Anthony DiGiandomenico